Exhibit 32.2A

Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. §1350

        Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Executive Vice President and Chief Financial Officer of Coeur d’Alene Mines Corporation (the “Company”), hereby certify, based on my knowledge, that this Amendment No. 1 to the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James A. Sabala
James A. Sabala
May 22, 2006